UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 11, 2013

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD

CHANDLER, AZ 85286

(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On January 11, 2013, Amkor Technology, Inc. exercised its previously disclosed option to increase its ownership interest in J-Devices Corporation, a joint venture among Amkor, Toshiba Corporation and the original investors in J-Devices that provides semiconductor packaging and test services in Japan. Pursuant to the option exercise, Amkor will purchase newly issued shares of J-Devices for an aggregate purchase price of approximately JPY6.7 billion ($75 million) in cash and Amkor’s percentage ownership of J-Devices will increase from 30% to 60%. Amkor expects to use cash on hand or borrowings under existing facilities to fund the purchase price. The transaction is expected to close in March 2013.

Forward-Looking Statement Disclaimer

This report contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the expected closing of the J-Devices option and the expected source of funds. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, that the closing is subject to any applicable regulatory approvals. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect Amkor’s operating results and financial condition are discussed in Amkor’s Annual Report on Form 10-K for the year ended December 31, 2011 and in Amkor’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2013	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President Chief Administrative Officer and General Counsel